Exhibit 10.4

Board of Directors Awards

Date

Notice of Grant – Northwest Airlines Corporation 2007 Stock Incentive Plan

Name

Address1

Address2

Award(1)
Grant Date	Date

Grant Award Type	Non Qualified Stock Option

Units / Shares	x,xxx

Exercise Price	$ . (2)

Grant Date Value(3)	$xx,xxx

Vesting Schedule:	(# shares)

- Date	x,xxx
- Date	x,xxx
- Date	x,xxx
- Date	x,xxx
- Date	x,xxx
- Date	x,xxx
- Date	x,xxx
Expiration	Date

(1)  The Award is subject to the terms and conditions set forth in the Terms and Conditions attached hereto. A copy of the Prospectus relating to the Plan, which summarizes the provisions of the Plan is also enclosed.

(2)  The Exercise price for the stock option is equal to the fair market value (FMV) of a share of Northwest Airlines Corporation common stock on the Grant Date.  FMV, as of a particular date, represents the closing price of a share of common stock on the New York Stock Exchange (NYSE) on such date (ticker “NWA”).

(3)  Grant Date value is an estimate of the value of the Award as of the Grant Date.  This value is based on a Black-Scholes valuation using the FMV of a share of common stock on the Grant Date ($      per share) and a factor of    .  The Black-Scholes Model uses stock price, expiration date, risk-free rate of return and volatility to estimate the value of a stock option.

As a member of the Board of Directors of NWA, you are subject to the Company’s Insider Trading Policy.  You are subject to quarterly limited trading periods during which you are prohibited from trading in securities of Northwest Airlines Corporation and you are also required to report any transactions in such securities pursuant to Section 16 of the Securities Exchange Act of 1934.  See the enclosed Insider Trading Policy for details.

To access information pertaining to your awards or request additional information, please contact                                  .

NORTHWEST AIRLINES CORPORATION

By:

NORTHWEST AIRLINES CORPORATION
2007 STOCK INCENTIVE PLAN

FORM OF NON-QUALIFIED STOCK OPTION AWARD

Terms and Conditions

This Terms and Conditions (the “Terms and Conditions”) sets forth the terms pursuant to which NORTHWEST AIRLINES CORPORATION, a Delaware corporation (the “Company”), has granted a non-qualified stock option to the non-employee member of the Board of Directors of the Company (the “Optionee”) whose name is listed on the Notice of Grant accompanying these Terms and Conditions (the “Notice of Grant”) pursuant to and subject to the terms and conditions of the Northwest Airlines Corporation 2007 Stock Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”).

Section 1.  Definitions

Unless otherwise defined in the Terms and Conditions, all capitalized terms used herein shall have the meanings attributed to them in the Plan or in the Notice of Grant.

1.1                                  “Common Stock” shall mean the common stock, par value $.01 per share, of the Company or such other securities or property as may become subject to the Option as a result of an adjustment made pursuant to Section 13 of the Plan.

1.2                                 “Expiration Date” shall mean the day immediately preceding the tenth (10th) anniversary of the Grant Date.

1.3                                 “Grant Date” shall mean the date of grant of the Option set forth on the Notice of Grant accompanying these Terms and Conditions.

1.4                                 “Option” shall mean the right and option to purchase, subject to the terms and conditions set forth in these Terms and Conditions, all or any part of the number of shares of Common Stock specified in the Notice of Grant, subject to adjustment as set forth in the Plan.

1.5                                 “Option Price” shall mean the purchase price of the shares of Common Stock subject to the Option, which shall be equal to the Fair Market Value of a share of Common Stock as of the Grant Date, as set forth in the Notice of Grant attached hereto.

1.6                                 “Secretary” shall mean the Secretary of the Company.

1.7                                 “Vesting Date(s)” shall mean each of the vesting dates set forth in Section 3.

1.8                                 “Vested Portion” shall mean, at any time, the portion of the Option which has become vested and exercisable in accordance with Sections 3 and 4.

Section 2.  Grant of the Option

Effective as of the Grant Date, the Company granted to the Optionee pursuant to the Plan the Option with respect to the number of shares of Common Stock specified in the Notice of Grant (which shares may be adjusted pursuant to Section 13 of the Plan), subject to these Terms and Conditions. The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

Section 3.  Vesting

Subject to Section 4 hereof, the Option shall vest and become exercisable in installments (each installment, a “Vesting Period”) in accordance with the following:

•                   [insert vesting schedule]

Section 4.  Termination of Service as a Director

4.1                                 Termination of Service as a Director.  In the event Optionee ceases to be a member of the Company’s Board of Directors for any reason prior to one or more of the Vesting Dates set forth in Section 3 hereof, then a pro rata share of the portion of the Option subject to vesting on the next succeeding Vesting Date based on the percentage of the current Vesting Period that shall have elapsed through the date the Optionee ceased to be a member of the Board will become immediately vested and exercisable and the remaining unvested portion of the Option will be canceled immediately upon such date and the Optionee shall automatically forfeit all rights with respect to such portion of the Option.

4.2                                 Change of Control.  Notwithstanding any other provision of these Terms and Conditions, in the event the Optionee ceases to be a member of the Company’s Board of Directors in connection with a Change of Control, 100% of the Option shall immediately vest and become fully exercisable (to the extent not previously vested and become exercisable) as of the date the Optionee ceases to be a member of the Company’s Board of Directors in connection with the Change of Control.

Section 5.  Exercise of Option

5.1                                 Period of Exercise.  Subject to the provisions of the Plan and these Terms and Conditions, the Optionee may exercise all or any part of the Vested Portion of the Option at any time on or before the earliest to occur of:

(a)                                                       the Expiration Date;

(b)                                                      if the Optionee ceases to be a member of the Company’s Board of Directors by reason of the Optionee’s death, the one-year anniversary of the Optionee’s death; and

(c)                                                       If the Optionee ceases to be a member of the Company’s Board of Directors for any reason other than the Optionee’s death, ninety (90) days following the date the Optionee ceases to be a member of the Company’s Board of Directors.

5.2                                 Method of Exercise.

(a)                                Subject to Section 5.1, the Vested Portion of the Option may be exercised by delivering to the Company (or any stock plan administrative agent appointed by the Company) a written or electronic notice of exercise and payment of the full price of the shares of Common Stock being purchased, pursuant to one of the exercise methods described in Section 6.1(d) of the Plan.

(b)                                 Notwithstanding any other provision of the Plan or the Terms and Conditions to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the shares of Common Stock under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

(c)                                  Upon the Company’s determination that the Option has been validly exercised as to any of the shares of Common Stock, the Company shall issue the shares of Common Stock in the Optionee’s name (or cause the Company’s transfer agent to record the Optionee as the owner of such shares).

Section 6.  Legend on Certificates

The certificates representing the shares of Common Stock purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 7.  Transferability

The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary.  No such permitted transfer of the Option to heirs or legatees of the Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.  During the Optionee’s lifetime, the Option is exercisable only by the Optionee.

Section 8.  Securities Law Requirements

By accepting the Option, the Optionee agrees that if at the time of delivery of shares of Common Stock following the exercise of the Options issued hereunder any sale of Common Stock is not covered by an effective registration statement filed under the Securities Act of 1933 (the “Act”), the Optionee will acquire the shares of Common Stock for the Optionee’s own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition the Optionee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with the Terms and Conditions, the Act or any other securities law.

Section 9.  Option Does Not Confer Stockholder Rights

The Optionee shall not have any of the rights of a stockholder of the Company with respect to the Options except and to the extent that, and until, shares of Common Stock are delivered in respect thereof following the exercise of the Options. The Optionee shall not be entitled to receive any dividends with respect to the Options which become payable prior to the date(s) on which shares of Common Stock are delivered to the Optionee, nor shall the Optionee be entitled to vote the shares of Common Stock covered by the Options prior to the delivery of such shares of Common Stock.

Section 10.  General Provisions

10.1                          The Notice of Grant is made pursuant to the Plan and is subject to all of the terms and provisions of the Plan as if the same were fully set forth herein. By acceptance of the Option, the Optionee agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and the Terms and Conditions.  The Optionee hereby acknowledges receipt of a copy of the Plan.

10.2                           The Optionee shall be responsible for any and all taxes imposed, assessed or levied in connection with the Option.

10.3                           The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Terms and Conditions.

10.4                         The Terms and Conditions may be amended only by a writing executed by the Company and the Optionee which specifically states that it is amending the Terms and Conditions.

10.5                         The laws of the State of Delaware shall govern the interpretation, validity and performance of the Terms and Conditions regardless of the law that might be applied under principles of conflicts of laws.

10.6                         Any suit, action or proceeding against the Optionee with respect to the Terms and Conditions, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Minnesota, as the Company may elect in its sole discretion, and the Optionee hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.

10.7                           In the event that any provision of the Terms and Conditions shall be held by any court of competent jurisdiction illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Terms and Conditions and the Terms and Conditions shall be construed and enforced as if the illegal, invalid or unenforceable provision had never been included herein.

10.8                         All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the party to whom it is directed:

If to the Company, to it at the following address (unless the Company informs the Optionee of an alternative address and/or agent for notification purposes):

Northwest Airlines Corporation

2700 Lone Oak Parkway

Dept. A1180

Eagan, MN  55121

Attn:  Secretary

If to the Optionee, to him or her at the address set forth on the Notice of Grant; or at such other address as the Company or the Optionee shall from time to time specify by notice in writing to the other.

10.9                         The Notice of Grant may be executed electronically and/or in two or more counterparts, but all such counterparts shall constitute but one and the same instrument.